                                                                    EXHIBIT 16.1

           [ARTHUR ANDERSEN INDEPENDENT PUBLIC ACCOUNTANTS LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

January 22, 2001

Dear Sir/Madam:

We have read Item 4 in the Form 8-K dated January 19, 2001 of E*TRADE Group, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP



dd
cc: Mr. Leonard C. Purkis, Chief Financial Officer, E*Trade Group, Inc.